Exhibit 10.5

FORM OF

INVESTMENT MANAGEMENT TRUST AGREEMENT

This INVESTMENT MANAGEMENT TRUST AGREEMENT is made as of             , 2008 by and between RAI Acquisition Corp. (the “Company”) and American Stock Transfer & Trust Company, as Trustee (the “Trustee”).

WHEREAS, the Company’s Registration Statement on Form S-1, File No. 333-148491 (“Registration Statement”), for its initial public offering of securities (the “IPO”) has been declared effective as of the date hereof (the “Effective Date”) by the Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, J.P. Morgan Securities Inc. (“JPMorgan”) is acting as the representative of the underwriters (the “Underwriters”) in the IPO pursuant to an underwriting agreement dated on or about the date hereof between the Company and the Underwriters (the “Underwriting Agreement”); and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), $246,370,000 of the gross proceeds of the IPO, including certain deferred underwriting discounts and commissions and proceeds from the sale of the 6,000,000 warrants to Resource America, Inc. for a price of $1.00 per warrant in a private placement immediately before the completion of this offering (the “Sponsor Warrants”) (or $282,557,500 if the Underwriters' over-allotment option is exercised in full or a pro rata portion thereof pursuant to the terms of the Underwriting Agreement if the Underwriters' over-allotment option is exercised in part, but not in full, prior to the time of its expiration), will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company's common stock, par value $.0001 per share, issued in the IPO as hereinafter provided (the amount to be delivered to the Trustee will be referred to herein as the “Property”, the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $8,750,000 (or $10,062,500, if the Underwriters’ over-allotment option is exercised in full or a pro rata portion thereof pursuant to the terms of the Underwriting Agreement if the Underwriters' over-allotment option is exercised in part, but not in full, prior to the time of its expiration) is attributable to deferred underwriting commissions that will become payable by the Company to the Underwriters upon the consummation of a Business Combination (as defined in the Company’s Certificate of Incorporation) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in a segregated trust account (“Trust Account”) established by the Trustee with [            ];

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property and any proceeds derived from the Property in any “Government Security” or in money market funds selected by the Company meeting the conditions specified in Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, as determined by the Company. As used herein, “Government Security” means any Treasury Bill issued by the United States, having a maturity of one hundred eighty days or less;

(d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and JPMorgan of all communications received by it with respect to the Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns relating to the income from the Property in the Trust Account or the Company;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or JPMorgan in writing to do so;

(h) Render to the Company, and JPMorgan, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

(i) Commence liquidation of the Trust Account upon receipt of, and in accordance with, the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer, Secretary or Assistant Secretary or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein, as part of the Company’s: (i) plan of dissolution and liquidation or (ii) Business Combination approved by the stockholders, as applicable; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the date which is 24-months after the date of completion of the IPO (the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders of record on the Last Date. In all cases, the Trustee shall provide JPMorgan with a copy of any Termination Letters and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same.

2. Limited Distributions of Income on Property.

(a) If there is any income tax obligation relating to the income from the Property in the Trust Account as determined by the Company, then, at the written instruction of the Company, the Trustee shall disburse to the Company, the Internal Revenue Service or applicable state or local taxing authority by wire transfer or check (as directed by the Company in its instruction letter), out of the Property in the Trust Account, the amount indicated by the Company as required to pay income taxes. For the purposes of this paragraph, the phrase “income tax” shall mean any tax measured in whole or in part by income.

(b) Upon written request from the Company containing certification that such distribution pursuant to this Section 2(b) shall only be used to fund the working capital requirements of the Company and the costs related to identifying and researching a prospective target businesses in each case as described in the prospectus that forms a part of the Registration Statement, the Trustee shall distribute to the Company an amount up to an aggregate of $3,850,000 from the interest earned on the Property and proceeds derived from the Property, which such amount shall be after taxes payable on interest earned on the Property and such proceeds, through the last day of the month immediately preceding the date of receipt of the Company’s written request, it being agreed that the Company shall be permitted to withdraw interest monthly.

(c) Except as provided in this Section 2, no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) hereof.

3. Agreements and Covenants of the Company. The Company hereby agrees and covenants:

(a) To provide all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer, Chief Financial Officer or other authorized officer. In addition, except with respect to its duties under paragraph 1(i), 2(a) and 2(b), the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) To hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, willful misconduct or bad faith. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Company shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Company shall obtain the consent of the Trustee with respect to the selection of counsel, which consent shall not be unreasonably withheld, conditioned or delayed. The Company may not agree to settle any Indemnified Claim without the prior written consent of the Trustee, which shall not be unreasonably withheld, conditioned or delayed. The Trustee may participate in such action with its own counsel at its own expense;

(c) Pay the Trustee an initial acceptance fee and a monthly fee as set forth on Schedule A hereto, which fees shall be subject to written modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said monthly fees may be deducted by the Trustee from the disbursements made to the Company pursuant to Section 2(b). The Company shall pay the Trustee the initial acceptance fee at the consummation of the IPO and shall thereafter pay the monthly fees. The Trustee shall refund to the Company the monthly fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections);

(d) In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Business Combination; and;

(e) Within five business days after the Underwriters’ over-allotment option (or any unexercised portion thereof) expires or is exercised, partially or in full, to provide the Trustee notice in writing (with a copy to JPMorgan) of the total amount of the Deferred Discount, which shall in no event be less than $8,750,000 ($10,062,500 if the over-allotment option is exercised in full).

4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence, willful misconduct or bad faith;

(b) institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) invest any Property other than in compliance with Section 1(c);

(d) refund any depreciation in principal of any Property;

(e) assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is in accordance with the requirements of this Agreement and is believed by the Trustee, in reasonable good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any Business Combination or other action taken by the Company is as contemplated by the Registration Statement;

(h) prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to income and activities relating to the Trust Account regardless of whether such tax is payable by the Trust Account or the Company (it being expressly understood that the Trustee’s sole obligation with respect to taxes shall be as provided for by Section 2(a) hereof); and

(i) verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 2(a), 2(b) or 2(c) above.

5. Trustee Resignation; Termination of Agreement.

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including, but not limited to, the transfer of copies of the reports and statements relating to the Trust Account, whereupon the successor trustee shall be bound by the terms of this Agreement; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may, but shall not be obligated to, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an authorized individual at an authorized telephone number as listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a Beneficiary, Beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. Facsimile or other electronic signatures shall constitute original signatures for all purposes of this Agreement.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of JPMorgan, who, along with each other Underwriter, the parties specifically agree, are and shall be third party beneficiaries for purposes of this Agreement. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, and hereby waive any objections to such exclusive jurisdiction and accept such venue, and waive any objection that such courts represent an inconvenient forum.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

American Stock Transfer & Trust Company

59 Maiden Lane

Plaza Level

New York, New York 10038

Attn: Herbert Lemmer

Fax No.: (718) 331-1852

if to the Company, to:

RAI Acquisition Corp.

One Crescent Drive, Suite 203

Navy Yard Corporate Center

Philadelphia, PA 19112

Attn: Secretary

Fax No.: (215) 465-0600

in either case with a copy to:

J.P. Morgan Securities Inc.

277 Park Avenue, 8th Floor

New York, New York 10172

Fax No.: (917) 546-2619

and

Ledgewood, P.C.

1900 Market Street, Suite 750

Philadelphia, Pennsylvania 19103

Attn.: J. Baur Whittlesey, Esq.

Fax: No.: (215) 753-2513

and

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attn: Raymond B. Check, Esq.

Fax No.: (212) 225-3999

(f) This Agreement may not be assigned or delegated by the Trustee without the prior written consent of the Company and JPMorgan.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance. The Trustee hereby waives any and all right, title, interest, or claim of any kind (“Claim”) in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment, or satisfaction for any Claim against the Trust Account for any reason whatsoever.

(h) The Trustee hereby consents to the inclusion in the Registration Statement or references to it as the Trustee hereunder and other materials relating to the IPO.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title:

RAI ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to RAI Acquisition Corp. Investment Management Trust Agreement]

EXHIBIT A

[Letterhead of Company]

[Insert date]

American Stock Transfer & Trust Company

59 Maiden Lane

Plaza Level

New York, New York 10038

Attn:

Re: Trust Account No. [    ] Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between RAI Acquisition Corp. (the “Company”) and American Stock Transfer & Trust Company (the “Trustee”), dated as of             , 2008 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement (a “Business Agreement”) with              (the “Target Business”) to consummate a business combination with Target Business (a “Business Combination”) on or about [            ]. The Company shall notify you at least 2 business days in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated or will, concurrently with your transfer of funds to the accounts as directed by the Company, be consummated, (ii) the Company shall deliver to you [an affidavit] [a certificate] of             , which verifies the vote of the Company's stockholders in connection with the Business Combination and written instructions with respect to the transfer of the funds held in the Trust Account, including the Deferred Discount (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s written notification and the Instruction Letter in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or be distributed immediately and the penalty incurred. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

A-1

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very Truly Yours,

RAI ACQUISITION CORP.

By:
Name:
Title:

cc: J.P. Morgan Securities Inc.

A-2

EXHIBIT B

[Letterhead of Company]

[Insert date]

American Stock Transfer & Trust Company

59 Maiden Lane

Plaza Level

New York, New York 10038

Attn:

Re: Trust Account No. [    ] Termination Letter

Gentlemen:

Pursuant to paragraphs 1(i) and 2(c) of the Investment Management Trust Agreement between RAI Acquisition Corp. (the “Company”) and American Stock Transfer & Trust Company (the “Trustee”), dated as of             , 2008 (the “Trust Agreement”), this is to advise you that the Board of Directors of the Company has voted the plan of dissolution and to liquidate the Trust Account (as defined in the Trust Agreement). Attached hereto is a certified copy of the Certificate of Dissolution as filed with the Delaware Secretary of State.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account as part of the Company’s plan of dissolution and liquidation. In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be the Last Date (as defined in the Trust Agreement). You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the “Transfer Date”) in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company and you shall oversee the distribution of such funds. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

Very Truly Yours,

RAI ACQUISITION CORP.

By:
Name:
Title:

cc: J.P. Morgan Securities Inc.

B-1

EXHIBIT C

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)
Company:

RAI Acquisition Corp.
One Crescent Drive, Suite 203
Navy Yard Corporate Center
Philadelphia, PA 19112
Attn: Secretary
Fax No.: (215) 465-0600

Underwriters:

J.P. Morgan Securities Inc.
277 Park Avenue, 8th Floor
New York, New York 10172
Fax No.: (917) 546-2619

Trustee:

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10038
Attn: Herbert Lemmer
Fax No.: (718) 331-1852

C-1

SCHEDULE A

Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement

between RAI Acquisition Corp. and American Stock Transfer & Trust Company

Fee Item	Time and method of payment	Amount

Agreed:
Dated: , 2008
RAI ACQUISITION CORP.

By:

AMERICAN STOCK TRANSFER & TRUST CO.

By:
Authorized Officer